Exhibit 10.48

SOLUTIONSTAR HOLDINGS LLC SAR AWARD AGREEMENT
Effective as of January 1, 2015

1.Purpose of the Agreement. The purpose of this Solutionstar Holdings LLC (“the “Company”) SAR Award Agreement (the “Agreement”) is to promote the interests of the Company by providing Kal Raman (the “Participant”) with an incentive to improve the growth and profitability of the Company. This Agreement provides for the award of stock appreciation rights to be settled in limited liability company units of the Company or any equity securities into which such units may be converted (the “Units”) or cash at the election of the Company.

2.Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

(a)“Affiliate” shall mean, with respect to any entity, any other corporation, organization, association, partnership, sole proprietorship or other type of entity, whether incorporated or unincorporated, directly or indirectly controlling or controlled by or under direct or indirect common control with such entity.

(b)“Base Price” shall have the meaning set forth in Section 4.2.

(c)“Board” shall mean the board of directors of Parent.

(d)“Cause” shall mean, when used in connection with the termination of the Participant’s Employment, (i) conviction of, guilty plea concerning or confession of any felony, (ii) any act of misappropriation or fraud committed by the Participant in connection with the Company’s or its Affiliates’ business, (iii) any material breach by the Participant of his employment agreement with the Company, (unless substantially remedied by the Participant within thirty (30) days after written notice to the Participant specifying in reasonable detail the nature of the breach), (iv) any material breach of any reasonable and lawful rule or directive of the Company or the Chief Executive Officer of Parent, or his designee, including without limitation cooperation with any regulatory investigations, inquiries or third party litigation (unless substantially remedied by the Participant within thirty (30) days after written notice to the Participant specifying in reasonable detail the nature of the breach), (v) the gross or willful neglect of duties or gross misconduct by the Participant, or (vi) the habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses in the Company’s or the Chief Executive Officer’s of Parent, or his designee, good faith determination materially interferes with the performance of the Participant’s duties under his employment agreement with the Company.

(e)“Change in Control” shall mean the occurrence of any of the following events after the Grant Date: (i) any one person, or more than one person acting as a group (as defined under U.S. Department of Treasury Regulation (“Treasury Regulation”) § 1.409A-3(i)(5)(v)(B)) acquires ownership of Units of the Company that, together with Units held by such person or group, constitutes more than fifty percent (50%)  of the total fair market value or total voting power of the Units of the Company or (ii) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of Units of the Company possessing thirty percent (30%)  or more of the total voting power of the Units of the Company. The foregoing clauses shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5)(i) will be deemed to be a Change in Control for purposes of this Agreement; provided, that no Change in Control shall occur for so long as Fortress Investment Group LLC continues to own (directly or indirectly) at least 35% of the total fair market value or total voting power of the Units of the Company.

(f)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)“Commission” shall mean the U.S. Securities and Exchange Commission.

(h)“Committee” shall mean the Board or such other Committee of the Board as the Board shall appoint from time to time to administer the provisions of this Agreement.

(i)“Developing Business” shall mean the new business concepts and services the Company or its Affiliates has developed and is in the process of developing during the Participant’s Employment.

(j)“Disability” shall mean, with respect to the Participant, the inability of the Participant to substantially perform the customary duties and responsibilities of the Participant’s Employment with the Company for a period of at least one hundred-eighty (180) consecutive days or one hundred-eighty (180) days in any twelve (12) month period by reason of a physical or mental incapacity which is expected to result in death or last indefinitely for the foreseeable future, as determined by a duly licensed physician appointed by the Company.

(k) “Employment” shall mean employment with the Company , and, except as otherwise required by Section 409A of the Code, shall include the provision of services as a director or consultant for the Company or any of its Affiliates. For purposes of this paragraph (k), if the Participant’s employment is transferred in connection with any spin-off, sale or other similar transaction and one or more SARs granted to the Participant remain outstanding following such transaction, then “Employment” shall mean employment with the transferee. “Employee” and “Employed” shall have correlative meanings.
(l)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)“Exercise Date” shall have the meaning set forth in Section 4.8 hereof.

(n)“Exercise Notice” shall have the meaning set forth in Section 4.8 hereof.

(o)“Fair Market Value” shall mean, (i) prior to the existence of a Public Market for the Units, as determined by the Board in good faith, and (ii) in the event there is a Public Market for the Units, the closing price on the applicable day as reported on the principal securities exchange on which the Units are then listed or admitted to trading.

(p)“Grant Date” shall mean the Grant Date designated by the Board as provided in Section 4.3 herein.

(q) “IPO” shall mean an initial public offering of Units that results in a Public Market in respect of such interests.

(r)“Liquidity Event” shall mean the first to occur of a Change in Control or an IPO.

(s) “Management Unit Holders’ Agreement” shall mean a Unit Holders’ agreement in such form as the Committee may reasonably require be entered into between the Company and the Participant.

(t)“Parent” shall mean Nationstar Mortgage Holdings, Inc.

(u)“Permitted Transferee” shall have the meaning set forth in Section 4.7.

(v)“Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(w)“Public Market” shall be deemed to exist, with respect to the Units, if such Units are registered under Section 12(b) or 12(g) of the Exchange Act and trading in such Units regularly occurs in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

(x)“SAR” shall mean a stock settled stock appreciation right relating to the Company, including any right or other instrument that is a modified form thereof created pursuant to Section 4.10 of this Agreement.
(y)“Securities Act” shall mean the Securities Act of 1933, as amended.

(z)“Transfer” shall mean any transfer, sale, assignment, hedge, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

3.Administration of the Agreement

3.1     Administration of the Agreement. The Committee shall administer the provisions of this Agreement. The Committee shall have full authority to administer the Agreement, including authority to interpret and construe any provision of the Agreement and to adopt such rules and regulations for administering the Agreement as it may deem necessary or appropriate. Decisions, determinations and adjustments by the Committee shall be final and binding on all Persons, absent fraud. The Committee may, in its absolute discretion, without amendment to the Agreement, accelerate the vesting or waive any condition then adverse to the Participant with respect to the SARs granted under the Agreement.

3.2    Determinations of the Committee. Any determination, prescription or other act of the Committee contemplated hereunder shall be made in the sole discretion of the Committee and shall be final and conclusively binding upon all Persons.

3.3    Indemnification of the Committee. No member of the Committee or its employees, partners, directors or associates shall be liable for any action or determination made in good faith with respect to the Agreement. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Board or an employee, partner, director or associate thereof, to the extent such criminal or civil action or proceeding relates to the Agreement.

3.4    Compliance with Applicable Law; Securities Matters; Effectiveness of SARs Exercise. Neither the Company nor its Affiliates shall be under any obligation to effect the registration pursuant to the Securities Act of any Units or other interests in the Company or its Affiliates or to effect similar compliance under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates evidencing Units pursuant to the exercise of any SARs, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which equity securities into which such Units may be converted are listed or traded and would not adversely impact the Company or its Affiliates under any credit agreement to which they are then a party. In addition to the terms and conditions provided herein, the Committee may require that the Participant make such reasonable covenants, agreements and representations as the Committee deems advisable in order to comply with any such laws, regulations or requirements. The Company or its Affiliates may, in its sole discretion, defer the effectiveness of an exercise of a SAR hereunder or the issuance or transfer of Units pending or to ensure compliance under federal, state or non-U.S. securities laws. The Company or its Affiliates shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of a SAR or the issuance or transfer of Units. During the period that the effectiveness of the exercise of a SAR has been deferred, the Participant may, by written notice, withdraw such exercise.

3.5    Stockholder Approval. The Agreement is subject to the approval of the shareholders of Parent within the twelve (12) months following the Grant Date. The Committee may not amend the Agreement without the approval of the shareholders of Parent if the amendment would cause the Agreement to fail to comply with any requirement of applicable law or regulation.

4.      SARs. Subject to adjustment as provided in Section 4.11 hereof, and subject to the terms and conditions set forth herein, the Committee hereby grants SARs to the Participant with respect to 850,000 Units (the “Grant”).

4.1     Rights Represented by SARs. Upon exercise of all or a portion of the SARs, the Participant thereof shall be entitled to receive a number of Units or an amount of cash, at the election of the Company, with a Fair Market Value, in the aggregate, at the time of exercise equal to the excess of the Fair Market Value of the SARs in respect of the number of Units with respect to which the SARs are being exercised over the Base Price of such SARs (the “Spread Value”).

4.2    Base Price. The base price per Unit of the SARs granted under the Agreement shall be $140.25.

4.3     Grant Date. The Grant Date of the SARs shall be January 1, 2015.

4.4    Vesting; Expiration.

(a)Vesting Date of SARs. Subject to Section 4.6, the SARs shall vest as follows: thirty-three percent (33%) shall vest on November 10, 2015, thirty-three percent (33%) shall vest on November 10, 2016 and the remainder shall vest on November 10, 2017, subject in each case to the Participant remaining Employed on such anniversary (each such date, a “Vesting Date”). Unless the Committee determines otherwise, vesting of the SARs may be suspended during any leave of absence as may be set forth by Company policy, if any.

(b)Expiration of SARs. Except as provided in this Section 4.6, the SARs shall expire on the tenth (10th) anniversary of the Grant Date.

4.5    Exercisability of SARs. No SAR shall be exercisable prior to a Liquidity Event and the date that such SAR becomes vested, provided that vested SARs shall be exercisable upon a Liquidity Event and at any time thereafter prior to their expiration. Any exercise by the Participant pursuant to this paragraph 4.5 shall be effected by serving an Exercise Notice on the Company as provided in Section 4.8 hereto.

4.6    Effect of Termination of Employment. Except as provided below, prior to the occurrence of a Liquidity Event, on a termination of the Participant’s Employment, unvested and vested SARs will be forfeited upon the date of termination. From and after the occurrence of a Liquidity Event, on a termination of the Participant’s Employment, unvested SARs will be forfeited upon the date of termination, and vested (and unexercised) SARs will: (i) terminate immediately upon a termination of Employment by the Company for Cause and (ii) remain outstanding for thirty (30) days following a termination of Employment for any reason other than Cause; provided, that in no event will any SAR remain outstanding beyond its ten (10) year term. Notwithstanding the previous two sentences, in the event the Participant’s Employment is terminated by the Company without Cause before November 10, 2015, subject to and conditioned upon the Participant at all times complying with the restrictive covenants set forth in Section 5 herein (the “Restrictive Covenants”), the SARs will continue to vest on the original schedule for twelve (12) months following such termination as if the Participant remained employed with the Company, and vested SARs (including those that may vest for the twelve (12) months following such termination), to the extent not exercised, shall remain outstanding until the earliest of (i) the date that is thirty (30) days following the date that is twelve (12) months after such termination, (ii) the tenth (10th) anniversary of the date of grant, and (iii) the date that the Participant breaches any of his obligations under the Restrictive Covenants. Notwithstanding the foregoing, in the event the Participant’s Employment is terminated by the Company without Cause on or after November 10, 2015, subject to and conditioned upon the Participant at all times complying with the Restrictive Covenants, the SARs will continue to vest on the original schedule for eighteen (18) months following such termination as if the Participant remained employed with the Company, and vested SARs (including those that may vest for the eighteen (18) months following such termination), to the extent not exercised, shall remain outstanding until the earliest of (i) the date that is thirty (30) days following the date that is eighteen (18) months after such termination, (ii) the tenth (10th ) anniversary of the date of grant, and (iii) the date that the Participant breaches any of his obligations under the Restrictive Covenants.

4.7    Limitation on Transfer. The SARs shall be exercisable only by the Participant, except that the Participant may assign or transfer his or her rights to: (i) the Participant’s beneficiaries or estate upon the death of the Participant (by will, by the laws of descent and distribution or otherwise) and (ii) subject to the prior written approval by the Committee and compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption) (each of (i) and (ii), a “Permitted Transferee”).

(a)Condition Precedent to Transfer of Any SAR. It shall be a condition precedent to any Transfer of a SAR by the Participant that the Transferee shall agree prior to the Transfer in writing with the Company to be bound by the terms of this Agreement and the Management Unit Holders’ Agreement as if he, she or it had been an original signatory thereto, except that any provisions based on the Employment (or termination thereof) of the Participant shall continue to be based on the Employment (or termination thereof) of the Participant.

(b)Effect of Void Transfers. In the event of any purported Transfer of a SAR in violation of the provisions of this Agreement or the Management Unit Holder’s Agreement, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

4.8    Method of Exercise. The SARs may be exercised by delivery of written notice to the Company (the “Exercise Notice”) no less than five business days in advance of the effective date of the proposed exercise (the “Exercise Date”). Such notice shall (a) specify the number of Units with respect to which the SARs are being exercised and the Exercise Date, (b) be signed by the Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable), (c) indicate in writing that the Participant agrees, prior to the existence of a Public Market for the Units, to be bound by the Management Unit Holder’s Agreement, and (d) if the SARs are being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by this Agreement, and, prior to the existence of a Public Market for the Units, the Management Unit Holder’s Agreement, as if they had been original signatories thereto (as provided in Section 4.7 hereof). The Participant shall be responsible for the payment of applicable withholding and other taxes in cash (or, if approved by the Committee, surrender of Units having an aggregate Fair Market Value equal to such withholding or other taxes) that may become due as a result of the exercise of the SARs or a portion thereof. The partial exercise of the grant of SARs, alone, shall not cause the expiration, termination or cancellation of the remaining SARs.

4.9    Certificates of Units. Subject to Section 3, upon the exercise of SARs and, prior to the existence of a Public Market for the Units, execution of the Management Unit Holder’s Agreement, the Committee shall either cause certificates of Units to be issued in the name of the Participant and delivered to the Participant or cause the ownership of such Units to be otherwise recorded in a book-entry or similar system utilized by the Company as soon as practicable following the Exercise Date. No Units shall be issued to or recorded in the name of the Participant until the Participant agrees, prior to the existence of a Public Market for the Units, to be bound by the Management Unit Holder’s Agreement.

4.10    Amendment of the Agreement and Terms of SARs. The Committee may amend this Agreement in any manner; provided, however, that any such amendment shall not impair or adversely affect the Participant’s pre-existing rights under this Agreement without the Participant’s written consent.

4.11    Certain Adjustments.

(a)Increase or Decrease in Issued Units Without Consideration. Subject to any required action by the holders of Units of the Company, in the event of any increase or decrease in the number of issued Units resulting from a subdivision or consolidation of Units, or any other increase or decrease in the number of such Units effected without receipt of consideration by the holders of Units (including the payment of an extraordinary dividend), the Committee shall make such adjustments as it determines in its discretion are necessary or appropriate to prevent the enlargement or dilution of rights with respect to the number of Units subject to outstanding SARs and/or the Base Price per Unit per SAR, in accordance with Section 409A of the Code.

(b)Certain Mergers. In the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of Units receive securities of another corporation), the SARs, to the extent outstanding on the date of such merger or consolidation, shall pertain to and apply to the securities that a holder of the number of Units subject to the SARs would have received in such merger or consolidation.

(c)Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which it is not the surviving corporation or (iv) a merger or consolidation involving the Company in which it is the surviving corporation but the holders of Units receive securities of another corporation and/or other property, including cash, the Committee shall (A) provide for the exchange of the SARs, to the extent outstanding immediately prior to such event (whether or not then exercisable), for equity awards based upon some or all of the property for which the Units underlying the SARs is exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the Base Price per Unit, or the number or kind of securities or amount of property subject to the SARs and/or, (B) cancel, effective immediately prior to such event, the outstanding SARs (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash or equity having a Fair Market Value equal to the Spread Value of the SARs, as the Committee may consider appropriate to prevent dilution or enlargement of rights.

(d)Other Changes. In the event of any change in the capitalization of the Company (including, without limitation, any transaction affecting the debt, liabilities or equity of the Company or any Affiliate that could have a similar impact) or a corporate change or Liquidity Event, in each case other than those specifically referred to in Sections 4.11(a) through 4.11(c) hereof, or in the event any change in the capitalization of the Company or a corporate change referred to in Sections 4.11(a) through 4.11(c) hereof requires it, notwithstanding the provisions of Sections 4.11(a) through 4.11(c) above, the Committee, in its sole discretion, may make such adjustments in the number and kind of Units subject to the SARs outstanding on the date on which such change occurs and in the per-Unit Base Price of such SARs, or to the terms governing such SARs, including, without limitation, replacing SARs with equity awards having different but substantially similar terms and based on interests in the Company, the Parent or any of their Affiliates or cancelling any outstanding SARs if the Committee determines that such adjustments, replacements or cancellations are appropriate in order to avoid the enlargement or dilution of rights.

(e)No Other Rights. Except as expressly provided herein, the Participant shall not have any rights by reason of (i) any subdivision or consolidation of Units or other interests in the Company, (ii) the payment of any dividend, any increase or decrease in the number of Units or other interests in the Company, or (iii) any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided herein, no issuance by the Company of Units or other interests in the Company shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to the SARs or the Base Price of such SARs.

(f)Savings Clause and Intention of this Section 4.4(j). It is the intention of this Section 4.11 that upon sale, spin-off or other corporate transaction affecting the Company, the SARs shall be adjusted, replaced or canceled by the Committee in any manner that achieves the tax purposes set forth in this Section 4.11, does not inequitably result in the enlargement or dilution of the rights of Participants and achieves the purposes of this Agreement. No provision of this Section 4.11 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code and the Company, upon reasonable request from the Participant, shall amend this Agreement as necessary to comply with Section 409A of the Code, but maintain the economic intent thereof. Furthermore, any election to adjust, modify, exchange, substitute, cancel or redeem the SARs shall be done in a manner that is compliant with and only to the extent permitted by the provisions of Section 424 of the Code, with respect to individuals subject to taxation in the U.S.

(g)Upon an IPO or a Change in Control, references to the Board and Committee shall be references to such bodies at the Company as opposed to the Parent.

4.12    Code Section 280G. If the Participant is entitled to receive payments and benefits under the Agreement which, if combined with the payments and benefits the Participant is entitled to receive under any other plan, program or arrangement of the Company or an Affiliate, would subject the Participant to an excise tax under Section 4999 of the Code, then the amounts or benefits otherwise due to the Participant under this Agreement will be reduced or waived by the minimum amount necessary to ensure that the Participant will not be subject to such excise tax.

5.    Restrictive Covenants. The parties agree that Participant’s Employment with Company involves a position of special trust and confidence wherein, in reliance upon Participant’s promises in this Agreement Participant will be entrusted with access to the Company’s Confidential Information (as defined below) and will be given the opportunity to meet and develop relationships with the Company’s potential and existing suppliers, financing sources, clients, customers and employees.

5.1    Noncompetition. The Participant agrees that during the period of his Employment and during the twenty-four (24) month period following termination of the Participant’s Employment, he shall not directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, shareholder of a closely held corporation or shareholder in excess of five (5%) percent of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is in competition in any manner whatsoever with the mortgage and real estate services businesses of the Company or of any other business in which the Company or its Affiliates is engaged at the time of Participant’s termination of Employment, or which is part of the Developing Business, within states in which the Company or its Affiliates is engaged in such business or Developing Business.

5.2    Solicitation of Clients. The Participant agrees that while the Participant is Employed and during the twenty-four (24) month period following termination of the Participant’s Employment, the Participant shall not directly or indirectly, solicit or induce any client of the Company or its Affiliates to terminate his, her or its relationship with the Company or its Affiliates, or otherwise encourage any such person or entity to sever his, her or its relationship with the Company or its Affiliates for any reason.

5.3    Solicitation of Employees and Independent Contractors. The Participant agrees that while the Participant is Employed and for the twenty-four (24) month period immediately following the date of termination of the Participant’s Employment with the Company for any reason, the Participant shall not, directly or indirectly, solicit or induce any officer, director, employee, agent or consultant of the Company or its Affiliates to terminate his, her or its employment or other relationship with the Company or its Affiliates, or otherwise encourage any such person or entity to leave or sever his, her or its employment or other relationship with the Company or its Affiliates for any reason.

5.4    Disparaging Comments. The Participant agrees that he shall not make any disparaging or defamatory comments regarding the Company or its Affiliates or their respective directors, executives or employees, or, after termination of his employment relationship with the Company or its Affiliates, make any such comments concerning any aspect of the termination of their relationship. The obligations of the Participant under this subparagraph shall not apply to disclosures required by applicable law, regulation or order of any court or governmental agency.

5.5    Company’s Remedies for Violation of Non-Competition or Non-Solicitation Covenant. In the event that the Participant violates any of the restrictive covenants set forth in Section 5.1, Section 5.2, Section 5.3 or Section 5.4, all SARs held by the Participant, whether vested or unvested, shall be immediately canceled as of the commencement of business on the first date on which such violation occurs. In addition, the Participant agrees that under such circumstances, the Company or its Affiliates, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any such breach or threatened breach of Section 5.1, Section 5.2, Section 5.3 or Section 5.4, without having to post bond, together with reasonable attorney’s fees incurred in enforcing its/their rights hereunder. Furthermore, the Participant shall be obligated to pay to the Company or its Affiliates as liquidated damages, in addition to all other rights and remedies the Company may have, an amount equal to the amount which the Participant will be required to recognize in income for U.S. federal income tax purposes as a result of such Participant’s exercise of SARs at any time following, or within one year prior to, the date of termination of his Employment. The Participant and the Company further agree that, in the event that any provision of this Section 5 is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision shall be deemed to be modified as minimally as possible to permit its enforcement to the maximum extent permitted by law.

6.	Miscellaneous

6.1    Rights as Unit Holder. The Participant shall not have any rights as a Unit Holder with respect to any Units covered by or relating to the SARs granted pursuant to this Agreement until the date the Participant becomes the registered owner of such Units. Except as otherwise expressly provided in Section 4.11 hereof, no adjustment to the SARs shall be made for dividends or other rights for which the record date occurs prior to the effective date such stock is registered.

6.2    No Special Employment Rights. Nothing contained in this Agreement shall confer upon the Participant any right with respect to the continuation of Employment or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the SARs.

6.3    No Obligation to Exercise. The Grant to the Participants of the SARs shall impose no obligation upon the Participant to exercise the SARs.

6.4    Retention Policy; Clawback Policy. The Participant must hold Units received upon exercise of the SARs for at least one (1) year following delivery thereof, or, if longer, as required by any retention policy applicable to the Participant. Any consideration received upon exercise shall also be subject to any clawback policy or statute or regulation providing for clawback applicable to the Participant.

6.5    Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Participant:
To the most recent address shown on records of the Company or its Affiliate.
If to the Company:
Solutionstar Holdings LLC
750 Highway 121 BYP, Suite 100
Lewisville, TX 75067
Attention: General Counsel
or to such other address as any party may have furnished to the other in writing in accordance herewith.
6.6    Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

6.7    Severability. In the event that one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and the Participant shall be enforceable to the fullest extent permitted by law.

6.8    Arbitration. Except as may be necessary for the Company or its Affiliates to specifically enforce or enjoin a breach of Section 5.1, Section 5.2, Section 5.3 or Section 5.4 of this Agreement, the parties agree that any and all disputes that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to the Participant’s services to the Company, the termination of such services or any other dispute by and between the parties hereto arising from such relationship shall be submitted to binding arbitration in Dallas, Texas according to the National Employment Dispute Resolution Rules and procedures of the American Arbitration Association. The parties agree that the prevailing party in any such dispute shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which he or it may be entitled. For purposes of enforcement of the Restrictive Covenants, the Company shall be considered a “prevailing party” if it secures injunctive relief to enforce any of the Restrictive Covenants, with or without reformation of the covenant under Sections 5.5 or 6.7 hereof or otherwise. This arbitration obligation extends to any and all claims that may arise by and between the parties or their subsidiaries, affiliates, successors or assigns, and expressly extends to, without limitation, to claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud,misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the United

States Constitution, and applicable state and federal fair employment laws, federal and state equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended, and any other state or federal law.

6.9    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under the Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under the Agreement, or any waiver on the part of any party or any provisions or conditions of the Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

6.10    Limitation on Transfer. The SARs shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under this Agreement and shall be entitled to all the rights of the Participant. All Units obtained pursuant to SARs granted herein shall not be transferred except as provided in this Agreement and/or the Management Unit Holders’ Agreement.

6.11    Governing Law. The Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

[Signature Page Follows]

SOLUTIONSTAR HOLDINGS LLC

BY: NATIONSTAR MORTGAGE, LLC,
The Sole Member

/s/ Jay Bray
By: Jay Bray
Chief Executive Officer

KAL RAMAN
/s/ Kal Raman
By: Kal Raman

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